Exhibit 99.1



Nevada Gaming Commission Approves Wynn Las Vegas' Application to Conduct Casino Gaming Operations

LAS VEGAS, Mar 24, 2005 (BUSINESS WIRE) -- Wynn Resorts, Limited (NASDAQ: WYNN) announced today that the Nevada Gaming Commission unanimously approved its wholly owned subsidiary, Wynn Las Vegas, LLC and all of its key employees to engage in gaming activities in Las Vegas, Nevada. The approvals grant Wynn Las Vegas, LLC, as owner and operator of the Wynn Las Vegas casino resort, gaming licenses to conduct full scale unrestricted casino gaming operations. The Clark County Liquor and Gaming Licensing Board unanimously gave similar approvals on March 22, 2005.

The Nevada Gaming Commission was the final regulatory approval required to commence operations of Wynn Las Vegas on April 28, 2005.

SOURCE: Wynn Resorts, Limited

Wynn Resorts, Limited, Las Vegas
Samanta Hegedus Stewart, 702-770-7555
investorrelations@wynnresorts.com